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                                                                     EXHIBIT 4.2

                    REGISTRATION RIGHTS AND LOCK-UP AGREEMENT

      This REGISTRATION RIGHTS AND LOCK-UP AGREEMENT (this "Agreement"), dated as of May 13, 2004, is by and between Manufactured Home Communities, Inc., a Maryland corporation (the "Company"), MHC Operating Limited Partnership, an Illinois limited partnership (the "Partnership"), and Monte Vista, LLC (the "Investor"). For the purposes of this Agreement, the term Investor shall be deemed to include any Holder.

                                    RECITALS

      A. Pursuant to that certain Subscription Agreement dated as of the date hereof and executed by the Investor (the "Subscription Agreement"), Investor is acquiring limited partnership interests in the Partnership known as, and hereinafter referred to as, "OP Units", which are in turn exchangeable for either common shares of the Company, par value $.01 per share (the "Common Shares" or "Shares") or cash; and

      B. The Investor is willing to enter into the agreements contained herein as a condition to the Partnership's issuance of the OP Units to Investor.

      THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

      1. Registration Rights.

            In connection with the issuance of Registrable Shares (as defined in Section 10 below) of the Company upon exchange by Investor of the OP Units pursuant to the terms of the Second Amended and Restated MHC Operating Limited Partnership Agreement of Limited Partnership dated as of March 15, 1996 (as amended from time to time in accordance thereof, the "OP Partnership Agreement"), Investor shall be entitled to registration of the Registrable Shares under the Securities Act of 1933, as amended (the "Securities Act"), subject to the terms and conditions set forth herein (the "Registration Rights").

            (a) Shelf Registration. Subject to Section 1(c) below, at any time after the date which is ninety days prior to the expiration of the Lock-up Period (as defined in Section 6 hereof), upon written request of the Investor (the "Demand Date"), the Company shall file with the Securities and Exchange Commission (the "SEC") a shelf registration statement ("Registration Statement") and related prospectus ("Prospectus") that comply in all material respects with applicable SEC rules providing for registration under the Securities Act of the total number of Registrable Shares that the Investor would own if it were to redeem all OP Units issuable to it (a "Shelf Registration"). The Company shall use its best efforts to cause the Registration Statement to be declared effective under the Securities Act not later than ninety (90) days after the Demand Date (including filing with the Commission a request for acceleration of effectiveness in accordance with Rule 461 promulgated under the Securities Act within five (5) business days of the date that the Company is notified (orally or in writing, whichever is earlier) by the Commission that a Registration Statement will not be "reviewed," or not be

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      subject to further review. The Company will use its best efforts to keep the Registration Statement continuously effective until the earlier of (i) the date when all Registrable Shares covered by the Registration Statement have been sold, or (ii) if the Investor has exchanged its OP Units for Shares or cash, the later of (A) the date on which the Investor has received registered Shares or cash in exchange for OP Units, and (B) the date on which the Investor consummates the sale of all unregistered Shares it received in exchange for OP Units or is eligible to sell its unregistered Shares pursuant to Rule 144(k). Such Registration Statement also shall cover, to the extent allowable under the Securities Act and the Rules promulgated thereunder (including Securities Act Rule 416), such indeterminate number of additional shares of Common Stock resulting from stock splits, stock dividends or similar transactions with respect to the Registrable Shares.

            (b) Shelf Registration Expenses All fees and expenses in connection with registering the Registrable Shares in a Shelf Registration, including, without limitation SEC filing fees, fees of legal counsel to the Company, fees of the Company's accountants and printing fees (the "Shelf Registration Expenses") will be borne by the Company.

            (c) Timing of Registrations. The Company shall be entitled to postpone the filing of a Registration Statement if the Company reasonably determines that such filing (y) would require disclosure of material information the Company has a bona fide business purpose for retaining as confidential or (z) have a material adverse effect on the Company or its shareholders in relation to any financing, acquisition, corporate reorganization or other material transaction contemplated by the Board of Directors of the Company, involving the Company or any of its Affiliates, in each case as determined by the Company in its reasonable judgment; provided that the Company may only postpone such filing or suspend the effectiveness of a Registration Statement for a period not to exceed thirty (30) consecutive days, provided that the Company may not postpone or suspend its obligations under this Section 1 for more than sixty (60) days in the aggregate during any twelve (12) month period. Upon receipt of any notice from the Company of the happening of any event during the period a Registration Statement is effective which is of a type specified in the preceding sentence or as a result of which the Registration Statement or related Prospectus contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made (in the case of the Prospectus) not misleading, Investor agrees that it will immediately discontinue offers and sales of the Registrable Shares under the Registration Statement until the Investor receives copies of a supplemented or amended Prospectus that corrects the misstatement(s) or omission(s) referred to above and receives notice that any post-effective amendment has become effective. The Company agrees to promptly file with the SEC such supplemental or amended prospectus. If so directed by the Company, the Investor will deliver to the Company any copies of the Prospectus covering the Registrable Shares in their possession at the time of receipt of such notice.

      2. Piggyback Registrations.

            (a) Right to Piggyback. Following the Lock-up Period (as defined in
      Section 6 hereof) and until the second anniversary of the date of conversion of the OP

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      Units to Common Shares (but in no event later than the sixth anniversary of the date of this Agreement), if the Company proposes to register any of its securities under the Securities Act (other than pursuant to (i) a Shelf Registration (subject to the provisions of Section 1(a) hereof) or
      (ii) a registration on Form S-4 or any successor form) and the registration form to be used may be used for the registration of Registrable Shares, the Company will give prompt written notice to the Investor of its intention to effect such a registration (each a "Piggyback Notice") and, subject to subparagraph 2(c) below, the Company will include in such registration all Registrable Shares with respect to which the Company has received written requests for inclusion therein within ten
      (10) days after the date of sending the Piggyback Notice (a "Piggyback Registration"), unless the Company, in its reasonable discretion, deems that the inclusion of Registrable Shares would adversely interfere with such offering, affect the Company's securities in the public markets, or otherwise adversely affect the Company, provided that other similarly situated holders of Common Stock are similarly cut back. Nothing herein shall affect the right of the Company to withdraw any such registration, or the Investor to withdraw its shares in any such registration, in their sole discretion.

            (b) Piggyback Registration Expenses. The Company's expenses in connection with registering the Registrable Shares in a Piggyback Registration, including without limitation SEC filing fees, fees of legal counsel to the Company, fees of the Company's accountants and printing fees, will be paid by the Company ("Piggyback Expenses").

            (c) Priority on Primary Registrations. If a Piggyback Registration is a primary registration on behalf of the Company and the Company determines that, or in the case of an underwritten registration, the managing underwriters advise the Company in writing that in their opinion, the number of securities requested to be included in such registration exceeds the number which can be sold in an orderly manner within a price range acceptable to the Company, the Company will include in such registration (i) first, the securities the Company proposes to sell and
      (ii) second, the Registrable Shares requested to be included in such Registration and any other securities requested to be included in such registration, pro rata among the holders of Registrable Shares requesting such registration and the holders of such other securities on the basis of the number of Shares requested for inclusion in such registration by each such holder.

            (d) Priority on Secondary Registrations. If a Piggyback Registration is a secondary registration on behalf of holders of the Company's securities other than the holders of Registrable Shares, and the Company determines that, or in the case of an underwritten offering, the managing underwriters advise the Company in writing that in their opinion, the number of securities requested to be included in such registration exceeds the number which can be sold in an orderly manner in such offering within a price range acceptable to the holders initially requesting such registration, the Company will include in such registration the securities requested to be included therein by the holders requesting such registration and the Registrable Shares requested to be included in such registration, pro rata among the holders of securities requesting such registration on the basis of the number of Shares requested for inclusion in such registration by each such holder.

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            (e) Selection of Underwriters. In the case of an underwritten
      Piggyback Registration, the Company will have the right to select the investment banker(s) and manager(s) to administer the offering.

      3. Effectiveness. The registration rights granted by this Agreement shall not be effective until ninety (90) days prior to the expiration of the Lock-up Period; provided that the Investors may not use any Registration Statement or Prospectus until the expiration of the Lock-up Period.

      4. Registration Procedures. Whenever the Investor has requested that any Registrable Shares be registered pursuant to this Agreement, the Company will use its best efforts to effect the registration and facilitate the sale and distribution of all such Registrable Shares specified in such Registration Request in accordance with the intended method of disposition thereof and pursuant thereto the Company will as expeditiously as possible, but subject to the provisions of this Agreement:

            (a) prepare and file with the SEC such amendments, post-effective amendments and supplements to such Registration Statement and the Prospectus used in connection therewith as may be necessary to keep such Registration Statement continuously effective for the period required by the intended method of disposition or to describe the terms of any offering made from an effective Registration Statement, and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement during such period in accordance with the intended methods of disposition by the Holders thereof set forth in such Registration Statement;

            (b) Notify Holders of Registrable Shares to be sold as promptly as possible (A) when a Prospectus or any Prospectus supplement or post-effective amendment to the Registration Statement is proposed to be filed (but in no event in the case of this subparagraph (A), less than three (3) Business Days prior to date of such filing); (B) when the SEC notifies the Company whether there will be a "review" of such Registration Statement and whenever the SEC comments in writing on such Registration Statement; and (C) with respect to the Registration Statement or any post-effective amendment, when the same has become effective, and after the effectiveness thereof: (i) of any request by the SEC or any other Federal or state governmental authority for amendments or supplements to the Registration Statement or Prospectus or for additional information;
      (ii) of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement covering any or all of the Registrable Shares or the initiation of any proceedings for that purpose;
      (iii) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Shares for sale in any jurisdiction, or the initiation or threatening of any proceeding for such purpose; and (iv) if the financial statements included in the Registration Statement become ineligible for inclusion therein or of the occurrence of any event that makes any statement made in the Registration Statement or Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires any revisions to the Registration Statement, Prospectus or other documents so that, in the case of the Registration

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      Statement or the Prospectus, as the case may be, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. Without limitation to any remedies to which the Holders may be entitled under this Agreement, if any of the events described in this
      Section 3(b) occur, the Company shall use its best efforts to respond to and correct the event.

            (c) furnish to each Holder of Registrable Shares such number of copies of such Registration Statement, each amendment, post-effective amendment and supplement thereto, the Prospectus included in such Registration Statement (including each preliminary Prospectus) and such other documents as such Holder may reasonably request in order to facilitate the disposition of the Registrable Shares owned by such Holder; the Company consents to the use of the Prospectus for such Registration Statement, including each preliminary Prospectus, by each such holder of Registrable Shares in connection with the offering and sale of the Registrable Shares covered by the Prospectus or the preliminary Prospectus;

            (d) use its best efforts to register or qualify such Registrable Shares under such other securities or blue sky laws of such jurisdictions as any Holder reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable such Holder to consummate the disposition in such jurisdictions of the Registrable Shares owned by such Holder (provided that the Company will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph, (ii) subject itself to taxation in any such jurisdiction, (iii) consent to general service of process in any such jurisdiction (unless the Company is subject to service in such jurisdiction and except as may be required by the Securities Act), or (iv) qualify such Registrable Shares in a given jurisdiction where expressions of investment interest are not sufficient in such jurisdiction to reasonably justify the expense of qualification in that jurisdiction or where such qualification would require the Company to register as a broker or dealer in such jurisdiction);

            (e) notify each Holder of such Registrable Shares, at any time when a Prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the Prospectus included in such Registration Statement contains an untrue statement of a material fact or omits any material fact necessary to make the statements therein not misleading, and, at the request of any such Holder, the Company will promptly prepare and furnish such Holders a supplement or amendment to such Prospectus so that, as thereafter delivered to the purchasers of such Registrable Shares, such Prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading;

            (f) cause all such Registrable Shares to be listed on each securities exchange on which similar securities issued by the Company are then listed and to be qualified for trading on each system on which similar securities issued by the Company are from time

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      to time qualified;

            (g) provide a transfer agent and registrar for all such Registrable Shares not later than the effective date of such Registration Statement and thereafter maintain such a transfer agent and registrar; and otherwise cooperate with the Holders and the managing underwriter to facilitate the timely preparation and delivery of certificates representing Registrable Shares to be sold and not bearing any restrictive legends, other than as provided in the Company's By-laws or Articles of Incorporation ("Charter"), and enable such Registrable Shares to be in such denominations and registered in such names as the Holder may reasonably request;

            (h) use its reasonable efforts to comply with all applicable rules and regulations of the SEC;

            (i) permit any Holder of Registrable Shares which Holder, in the Company's judgment, might be deemed to be an underwriter or a controlling person of the Company, to participate in the preparation of such registration or comparable statement and to require the insertion therein of material, furnished to the Company in writing, which in the reasonable judgment of such Holder and its counsel should be included;

            (j) in the event of the issuance of any stop order suspending the effectiveness of a Registration Statement, or of any order suspending or preventing the use of any related Prospectus or suspending the qualification of any Common Shares included in such Registration Statement for sale in any jurisdiction, the Company will use its reasonable best efforts promptly to obtain the withdrawal of such order; and

            (k) use its best efforts to cause the Registrable Shares covered by a Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of the Company to enable holders that have delivered registration requests to the Company to consummate the disposition of such Registrable Shares.

The Investor agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in paragraphs 4(e) or (j) hereof, the Investor will forthwith discontinue disposition of Common Shares pursuant to a Shelf or Piggyback Registration until receipt of the copies of an appropriate supplement or amendment to the Prospectus under paragraph 4(e) or until the withdrawal of such order under paragraph 4(j). If any such registration or comparable statement refers to any Holder by name or otherwise as the Holder of any securities of the Company and if, in such Holder's reasonable judgment, such Holder is or might be deemed to be a controlling person of the Company, such Holder shall have the right to require (i) the insertion therein of language, in form and substance satisfactory to such Holder and presented to the Company in writing, to the effect that the holding by such Holder of such securities is not to be construed as a recommendation by such Holder of the investment quality of the Company's securities covered thereby and that such holding does not imply that such Holder will assist in meeting any future financial requirements of the Company, or (ii) in the event that such reference to such Holder by name or otherwise is not required by the Securities Act or any similar Federal statute then in force, the deletion of the reference to such Holder; provided that

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with respect to this clause (ii) such Holder shall furnish to the Company an opinion of counsel to such effect, which opinion and counsel shall be reasonably satisfactory to the Company.

      5. Listing Requirement/Rule 144.

            (a) The Company hereby agrees to use its best efforts to cause all Registrable Shares to be listed on each securities exchange on which similar securities issued by the Company are listed and to be qualified for trading on each system on which similar securities issued by the Company are from time to time qualified.

            (b) As long as any Holder owns Registrable Shares, the Company covenants to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to Section 13(a) or 15(d) of the Exchange Act. As long as any Holder owns Registrable Shares, if the Company is not required to file reports pursuant to Section 13(a) or 15(d) of the Exchange Act, it will prepare and furnish to the Holders and make publicly available in accordance with Rule 144(c) promulgated under the Securities Act annual and quarterly financial statements, together with a discussion and analysis of such financial statements in form and substance substantially similar to those that would otherwise be required to be included in reports required by Section 13(a) or 15(d) of the Exchange Act, as well as any other information required thereby, in the time period that such filings would have been required to have been made under the Exchange Act. The Company further covenants that it will take such further action as any Holder may reasonably request, all to the extent required from time to time to enable such Person to sell Registrable Shares without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 promulgated under the Securities Act. Upon the request of any Holder, the Company shall deliver to such Holder a written certification of a duly authorized officer as to whether it has complied with such requirements.

      6. Restrictions on Transfer of Shareholder Shares.

            (a) Transfer of Shares. In addition to any restrictions which may be contained in the OP Partnership Agreement or in the Subscription Agreement executed by Investor, without the Company's prior written consent, Investor agrees that, except as set forth in Section 6(b) below, it will not, directly or indirectly, offer, sell, contract to sell or otherwise dispose of, or exchange (including without limitation an exchange of OP Units for Common Shares), or announce any offer, sale, contract of sale or other disposition or exchange ("Transfer"), any Common Shares, or any securities directly or indirectly convertible into or exchangeable for Common Shares, including, without limitation, OP Units (all of such securities being hereinafter referred to as "Restricted Securities"), for a period of twelve (12) months after the issuance of the OP Units to Investor (the "Lock-up Period"); provided, however, that notwithstanding anything in this Agreement or any other agreement to the contrary, no Holder shall be prevented from (and Holders shall be permitted to) making short sales or transactions to cover short sales, hedging transactions, put and call arrangements relating to the Common Shares or collar or other similar arrangements relating to the Common Shares. Investor agrees that it shall not voluntarily dissolve, liquidate, wind up its affairs or otherwise voluntarily distribute or Transfer its

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      assets to its constituent partners or stockholders for a period of twelve
      (12) months after the date of this Agreement, and nothing herein shall be construed as permitting any such dissolution, liquidation, winding up, distribution or Transfer.

            (b) Permitted Transfers. Except as provided in the last sentence of
      Section 6(a) hereof, the restrictions contained in this Section 6 will not apply with respect to any Transfer of the Restricted Securities by (A) operation of law or testamentary disposition, in each case to or for the benefit of Investor's parent(s), spouse or descendants, (B) the exchange of OP Units for shares of beneficial interest in the Company (as provided in the OP Partnership Agreement), and (C) any bona fide pledgee of OP Units, any transfer of such OP Units to the pledgee pursuant to foreclosure, transfer-in-lieu of foreclosure, or otherwise, and any subsequent transfer of such OP Units following or in connection with any such transfer to the pledgee or foreclosure or transfer-in-lieu thereof; provided that (i) with respect to a Transfer described in clause (A) above, the transferor provides an opinion of securities counsel acceptable to the Partnership (it being agreed that Bingham McCutchen LLP is acceptable) stating that such Transfer is permitted without registration under the Securities Act, (ii) the restrictions contained in this Section 6 shall continue to be applicable to the Restricted Securities after any such Transfer, (iii) the transferees and pledgees of such Restricted Securities prior to any Transfer shall have agreed in writing to be bound by the restrictions on transfer contained in this Agreement affecting the Restricted Securities so transferred, and (iv) any Transfers will be subject to the restrictions on transfer contained in the Company's Charter (or the OP Partnership Agreement, if applicable).

      7. Indemnification.

            (a) The Company shall, notwithstanding any termination of this Agreement, indemnify and hold harmless each Holder, the officers, directors, agents, brokers (including brokers who offer and sell Registrable Shares as principal as a result of a pledge or any failure to perform under a margin call of Common Stock), investment advisors and employees of each of them, each Person who controls any such Holder (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and the officers, directors, agents and employees of each such controlling Person, to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages, liabilities, costs (including, without limitation, costs of preparation and reasonable attorneys' fees) and expenses (collectively, "Losses"), as incurred, arising out of or relating to any untrue or alleged untrue statement of a material fact contained or incorporated by reference in the Registration Statement, any Prospectus or any form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or form of prospectus or amendment or supplement thereto, in the light of the circumstances under which they were made) not misleading, except to the extent, but only to the extent, that such untrue statements or omissions are based solely upon information regarding such Holder furnished in writing to the Company by such Holder expressly for use therein, which information was reasonably relied on by the Company for use therein or to the extent that such information relates to (x) such Holder and was

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      reviewed and expressly approved in writing by such Holder expressly for use in the Registration Statement, such Prospectus or such form of prospectus or in any amendment or supplement thereto or (y) such Holder's proposed method of distribution of Registrable Securities as set forth in Exhibit A (or as such Holder otherwise informs the Company in writing); provided, however, that the indemnity agreement contained in this Section 7(a) shall not apply to amounts paid in settlement of any Losses if such settlement is effected without the prior written consent of the Company, which consent shall not be unreasonably withheld, conditioned or delayed. The Company shall notify the Holders promptly of the institution, threat or assertion of any proceeding of which the Company is aware in connection with the transactions contemplated by this Agreement. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of an Indemnified Party (as defined in Section 7(c) to this Agreement) and shall survive the transfer of the Registrable Shares by the Holders.

            (b) In connection with any Registration Statement in which the Investor is participating, the Investor shall furnish to the Company in writing such information relating to such Holder as the Company reasonably requests for use in connection with any such Registration Statement or Prospectus and, to the extent permitted by law, will indemnify the Company, its officers, directors, stockholders, partners, employees and trustees and each Person who controls (within the meaning of the Securities Act) the Company against any losses, claims, damages, liabilities and expenses whatsoever, as incurred, including any of the foregoing, and fees and expenses of counsel incurred in investigating, preparing or defending against, or aggregate amounts paid in settlement of any litigation, action, investigation or proceeding by any governmental agency or body, commenced or threatened, in each case whether or not a party thereto, or any claim whatsoever based solely upon, caused by or arising solely out of any untrue or alleged untrue statement of material fact contained in the Registration Statement, Prospectus or preliminary Prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained in any information so furnished in writing by such Holder specifically for inclusion in the Registration Statement or Prospectus and is reasonably relied upon in conformity with such written information; provided that the obligation to indemnify will be several and not joint and several with respect to each Holder.

            (c) Any Person entitled to indemnification under Section 7(a) or 7(b) (an "Indemnified Party") will (i) give reasonably prompt written notice to the indemnifying party (the "Indemnifying Party") of any claim with respect to which it seeks indemnification and (ii) unless in such Indemnified Party's reasonable judgment a conflict of interest between such Indemnified and Indemnifying Parties may exist with respect to such claim, permit such Indemnifying Party to assume the defense of such claim with counsel reasonably satisfactory to the Indemnified Party. If such defense is assumed, the Indemnifying Party will not be subject to any liability for any settlement made by the Indemnified Party without its consent (but such consent will not be unreasonably withheld, conditioned or delayed). An Indemnifying Party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such

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      Indemnifying Party with respect to such claim, unless in the reasonable judgment of any Indemnified Party a conflict of interest may exist between such Indemnified Party and any other of such Indemnified Parties with respect to such claim.

            (d) The indemnification provided for under this Agreement will remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Party or any officer, director or controlling Person of such Indemnified Party and will survive the transfer of securities. If the indemnification provided for in Section 7(a) or 7(b) is unavailable to or insufficient to hold harmless an Indemnified Party in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each Indemnifying Party shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and the Indemnified Party in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by such Indemnifying Party or by such Indemnified Party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties hereto agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in this subsection
      (d). The amount paid or payable by an Indemnified Party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Notwithstanding any other provisions of this Section 7, in no event will any Holder be required to undertake liability to any person under this Section 7 for any amounts in excess of the dollar amount of the proceeds to be received by such Holder from the sale of such Holder's Registrable Shares (after deducting any fees, discounts and commissions applicable thereto) pursuant to any Registration Statement under which such Registrable Shares are to be registered under the Securities Act.

            (e) All reasonable fees and expenses of the Indemnified Party (including reasonable fees and expenses to the extent incurred in connection with investigating or preparing to defend such proceeding in a manner not inconsistent with this Section) shall be paid to the Indemnified Party, as incurred, within ten (10) business days of written notice thereof to the Indemnifying Party, which notice shall be delivered no more frequently than on a monthly basis (regardless of whether it is ultimately determined that an Indemnified Party is not entitled to indemnification hereunder; provided, that the Indemnifying Party may require such Indemnified Party to undertake to reimburse all such fees and expenses to the extent it is finally judicially determined that such Indemnified Party is not entitled to indemnification hereunder).

      8. Participation in Underwritten Registrations. No Person may participate in any registration hereunder which is underwritten unless such Person (a) agrees to sell such Person's securities on the basis provided in any underwriting arrangements approved by the Person or Persons entitled hereunder to approve such arrangements and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements; provided that no holder of Registrable Shares included in any underwritten registration shall be required to make any representations or warranties to the Company or the underwriters other than representations and warranties regarding such holder and such holder's intended method of distribution.

      9. Reports and Information. The Company hereby agrees to provide to the Investor, so long as they continue to hold Registrable Shares, copies of all filings made by the Company to the SEC promptly after such filing. Subject to applicable securities laws and the receipt of confidentiality undertakings, if appropriate, the Company further agrees to provide to the Investor other detailed information regarding the Company and its properties as is reasonably requested by the Investors promptly following any such request.

      10. Definitions.

      "Affiliate" means, with respect to any Person, any other Person which, directly or indirectly, controls, is controlled by or under common control with such Person.

      "Holder" means the holder or holders, as the case may be, from time to time of Registrable Securities.

      "Person" means an individual, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

      "Registrable Shares" means (i) the Common Shares issued or issuable to the Investor upon exchange of OP Units issued to Investor and (ii) any Common Shares issued or issuable with respect to the Common Shares referred to in clause (i) above by way of replacement, share dividend, share split or in connection with a combination of Shares, recapitalization, merger, consolidation or other reorganization. As to any particular Registrable Shares, such securities will cease to be Registrable Shares when they have been sold to the public pursuant to an offering registered under the Securities Act or sold to the public in compliance with Rule 144 under the Securities Act (or any similar rule then in force). For purposes of this Agreement, a Person will be deemed to be a holder of Registrable Shares whenever such Person has the right (or will have in the future the right) to acquire directly or indirectly such Registrable Shares (upon conversion or exercise in connection with a transfer of securities or otherwise, but disregarding any restrictions or limitations upon the exercise of such right), whether or not such acquisition has actually been effected. In that regard, Holders of OP Units shall be entitled to exercise the rights granted hereunder with respect to the registration of Registrable Shares without first having to actually effect the exchange of OP Units for Common Shares and the

Holders of OP Units shall be entitled to make a request for registration under
Section 1 of this Agreement prior to the expiration of the Lock-up Period. NO SUCH EXCHANGE OF OP UNITS FOR COMMON SHARES SHALL BE REQUIRED UNTIL THE REGISTRATION OF REGISTRABLE SHARES FOR WHICH THE OP UNITS SHALL BE EXCHANGED SHALL HAVE BEEN DECLARED OR ORDERED "EFFECTIVE" BY THE SEC AND THE HOLDER OF OP UNITS SHALL HAVE ELECTED TO SELL SUCH COMMON SHARES PURSUANT TO SUCH REGISTRATION.

      11. Miscellaneous.

            (a) Public Company. Nothing herein shall be deemed to create an obligation on the part of the Company to remain a reporting company under the provisions of the Securities Exchange Act of 1934, as amended, or limit the right of the Company to "go private" at any time during the term hereof.

            (b) Remedies. Any Person having rights under any provision of this Agreement will be entitled to enforce such rights specifically to recover damages caused by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any party may in its sole discretion apply to any court of law or equity of competent jurisdiction (without posting any bond or other security) for specific performance and for other injunctive relief in order to enforce or prevent violation of the provisions of this Agreement.

            (c) Amendments and Waivers. Except as otherwise provided herein, the provisions of this Agreement may be amended or waived only upon the prior written consent of the Company and holders of a majority of the then outstanding Registrable Shares.

            (d) Successors and Assigns. All covenants and agreements in this Agreement, including the right to have the Company register for resale the Registrable Shares, by or on behalf of any of the parties hereto will bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not, including any pledges of OP Units or Registrable Shares. In addition, whether or not any express assignment has been made, the provisions of this Agreement which are for the benefit of purchasers or holders of Registrable Shares are also for the benefit of, and enforceable by, any subsequent Holder of Registrable Shares, including any assigns pursuant to the OP Partnership Agreement and including any pledges of OP Units or Registrable Shares.

            (e) Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

            (f) Counterparts. This Agreement may be executed simultaneously in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together will constitute one and the same Agreement.

            (g) Descriptive Headings. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

            (h) Governing Law. The corporate laws of the State of Maryland will govern all questions concerning the relative rights of the Company or its shareholders and the laws of Illinois will govern all questions concerning the relative rights of holders of OP Units. All other questions concerning the construction, validity and interpretation of this Agreement will be governed by and construed in accordance with the domestic laws of the State of Illinois, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Illinois or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Illinois.

            (i) Consent to Jurisdiction. The parties hereto agree that any action arising out of or relating to this Agreement, or concerning the interpretation or enforcement thereof, shall be brought only in the Circuit Court of Cook County, Illinois or in the Federal Courts for the Northern District of Illinois. The parties hereto consent to the venue and personal jurisdiction of those courts in any action brought pursuant to the provisions hereof. Each party hereto hereby waives any right they may have to transfer or change the venue of any litigation brought against it by another party hereto in connection with this Agreement in accordance with this Section 11(i) and each party hereto hereby waives any claim of forum non conveniens.

            (j) Waiver of Trial by Jury. Each party hereto knowingly, voluntarily and intentionally waives any rights that such party may have to a trial by jury in any litigation arising in any way in connection with this Agreement or any related agreement or instrument or any of the matters contemplated or described herein. Each party hereto acknowledges that this waiver is a material inducement for the other party to enter into this Agreement and undertake the obligations of such other party hereunder. Each party hereto further agrees and acknowledges that this waiver shall be effective as to each and every other agreement, document or instrument concerning such other party and relating to this Agreement or the matters contemplated or described herein).

            (k) Notices. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given when delivered personally to the recipient, sent to the recipient by reputable express courier service (charges prepaid) or mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid. Such notices, demands and other communications will be sent to each Holder at the address indicated on the records of the Company and to the Company at the address indicated below:

                            c/o Ellen Kelleher
                            Executive Vice President and General Counsel
                            Two North Riverside Plaza
                            Suite 800
                            Chicago, Illinois  60606

      or to such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party.

            (l) Entire Agreement. This Agreement, together with the various other instruments and agreements being executed concurrently herewith, represent the entire agreement of the parties with respect to the subject matter contained herein and supersede all prior agreements and understandings between the parties with respect to such subject matter.

            (m) Attorney Fees. In connection with any suit to enforce this Agreement, the reasonable fees and expenses of legal counsel to the prevailing party shall be paid by the losing party.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.]

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth below the Company's signature.

                               MANUFACTURED HOME COMMUNITIES,
                               INC., a Maryland corporation

                               By:   /s/ David W. Fell
                                     --------------------------------
                               Name: David W. Fell
                               Its:  Vice President
                               Date: _____________________________

                               MHC OPERATING LIMITED PARTNERSHIP, an
                               Illinois limited partnership

                               By: MHC TRUST, a Maryland real estate
                               investment trust
                               Its: General Partner

                                     By:   /s/ David W. Fell
                                           --------------------------------
                                     Name: David W. Fell
                                     Its:  Vice President
                                     Date: _____________________________

                               INVESTOR:

                               MONTE VISTA, LLC, an Arizona limited liability company

                               By:  Homefree Village Resorts, Inc.
                                    Manager of Monte Vista, LLC

                               By: /s/ Craig M. Bollman, Jr.
                                   ------------------------------------------
                               Name: Craig M. Bollman, Jr.
                               Title: President

                                    EXHIBIT A

                              PLAN OF DISTRIBUTION

      We are registering the shares of common stock on behalf of the selling security holders. Sales of shares may be made by selling security holders, including their respective donees, transferees, pledgees or other successors-in-interest directly to purchasers or to or through underwriters, broker-dealers or through agents. Sales may be made from time to time on the New York Stock Exchange, any other exchange or market upon which our shares may trade in the future, in the over-the-counter market or otherwise, at market prices prevailing at the time of sale, at prices related to market prices, or at negotiated or fixed prices. The shares may be sold by one or more of, or a combination of, the following:

- a block trade in which the broker-dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction (including crosses in which the same broker acts as agent for both sides of the transaction);

- purchases by a broker-dealer as principal and resale by such broker-dealer, including resales for its account, pursuant to this prospectus;

- ordinary brokerage transactions and transactions in which the broker solicits purchases;

-     through options, swaps or derivatives;

-     in privately negotiated transactions;

-     in making short sales or in transactions to cover short sales; and

-     put or call option transactions relating to the shares.

      The selling security holders may effect these transactions by selling shares directly to purchasers or to or through broker-dealers, which may act as agents or principals. These broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling security holders and/or the purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principals, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions). The selling security holders have advised us that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their securities.

      The selling security holders may enter into hedging transactions with broker-dealers or other financial institutions. In connection with those transactions, the broker-dealers or other financial institutions may engage in short sales of the shares or of securities convertible into or exchangeable for the shares in the course of hedging positions they assume with the selling security holders. The selling security holders may also enter into options or other transactions with broker-dealers or other financial institutions which require the delivery of shares offered by this prospectus to those broker-dealers or other financial institutions. The broker-dealer or other financial institution may then resell the shares pursuant to this prospectus (as amended or supplemented, if required by applicable law, to reflect those transactions).

      The selling security holders and any broker-dealers that act in connection with the sale of shares may be deemed to be "underwriters" within the meaning of
Section 2(11) of the Securities Act of 1933, and any commissions received by broker-dealers or any profit on the resale of the shares sold by them while acting as principals may be deemed to be underwriting discounts or commissions under the Securities Act. The selling security holders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares against liabilities, including liabilities arising under the Securities Act. We have agreed to indemnify each of the selling security holders and each selling security holder has agreed, severally and not jointly, to indemnify us against some liabilities in connection with the offering of the shares, including liabilities arising under the Securities Act.

      The selling security holders will be subject to the prospectus delivery requirements of the Securities Act. We have informed the selling security holders that the anti-manipulative provisions of Regulation M promulgated under the Securities Exchange Act of 1934 may apply to their sales in the market.

      Selling security holders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided they meet the criteria and conform to the requirements of Rule 144.

      Upon being notified by a selling security holder that a material arrangement has been entered into with a broker-dealer for the sale of shares through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, we will file a supplement to this prospectus, if required pursuant to Rule 424(b) under the Securities Act, disclosing:

- the name of each such selling security holder and of the participating broker-dealer(s);

-     the number of shares involved;

-     the initial price at which the shares were sold;

- the commissions paid or discounts or concessions allowed to the broker-dealer(s), where applicable;

- that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus; and

-     other facts material to the transactions.

      In addition, if required under applicable law or the rules or regulations of the Commission, we will file a supplement to this prospectus when a selling security holder notifies us that a donee or pledgee intends to sell more than 500 shares of common stock.

      We are paying all expenses and fees customarily paid by the issuer in connection with the registration of the shares. The selling security holders will bear all brokerage or underwriting discounts or commissions paid to broker-dealers in connection with the sale of the shares.

                                       17